                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                   THE FIRST AMERICAN FINANCIAL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                [LOGO of FIRST AMERICAN FINANCIAL CORPORATION]

  HOME OFFICE: 114 East Fifth Street, Santa Ana, CA 92701-4642 (714) 558-3211
        MAILING ADDRESS: Post Office Box 267, Santa Ana, CA 92702-0267

TO THE SHAREHOLDERS OF
THE FIRST AMERICAN FINANCIAL CORPORATION

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of The First American Financial Corporation, a California corporation (the "Corporation"), will be held on April 24, 1996, at 2:00 p.m., at the main office of First American Title Insurance Company, 114 East Fifth Street, Santa Ana, California, for the following purposes:

    (1) Electing a board of directors to serve for the ensuing year;

    (2) Approving The First American Financial Corporation 1996 Stock Option Plan; and

    (3) Transacting such other business as may come before the meeting or any adjournments thereof.

  Only shareholders of record at the close of business on March 8, 1996, are entitled to notice of and to vote at the meeting.

  It is hoped that you will be present at the meeting; however, please sign, date, indicate your vote on, and return promptly, the enclosed proxy card in the accompanying envelope, addressed to the Corporation's Transfer Agent, First American Trust Company, Attention: Trust Operations, Post Office Box 267, Santa Ana, California 92702-9975, which will accept and tabulate the proxies. If you attend the meeting, you may, of course, personally vote your shares. You also have the right to revoke a proxy at any time before it is exercised.

                                          [SIGNATURE LOGO]
                                          Mark R Arnesen, Secretary

Santa Ana, California
March 25, 1996

                   THE FIRST AMERICAN FINANCIAL CORPORATION
 HOME OFFICE: 114 East Fifth Street., Santa Ana, CA 92701-4642 (714) 558-3211
            MAILING ADDRESS: P.O. Box 267, Santa Ana, CA 92702-0267

                                PROXY STATEMENT
               SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS

  Proxies of the holders of Common shares of The First American Financial Corporation, a California corporation (the "Corporation"), are solicited by its Board of Directors for use at the Annual Meeting of Shareholders to be held on April 24, 1996, and at any adjournments thereof. The enclosed proxy card represents the shares that you are eligible to vote at the meeting. Shares represented by a properly executed and returned proxy will be voted at the meeting in accordance with the directions noted thereon or, if no directions are indicated, they will be voted in favor of the proposals in the notice set forth herein. A shareholder giving a proxy has the power to revoke it by attending the meeting and electing to vote in person, or by filing with the Secretary, prior to the meeting, a written revocation or a duly executed proxy bearing a later date. The approximate date on which this proxy statement and the enclosed proxy card were first sent to shareholders of the Corporation is March 27, 1996.

  Shareholders of record at the close of business on March 8, 1996 (the "Record Date"), are eligible to vote at the meeting. The only outstanding class of stock of the Corporation is its $1 par value Common. Each shareholder is entitled to one vote per share of Common stock held as of the Record Date. With respect to the election of directors, voting may be cumulative as described below. As of the Record Date, there were 11,354,403 shares of Common stock outstanding and entitled to vote.

VOTING PROCEDURES

  In the event any shareholder entitled to vote for the election of directors gives notice at the meeting prior to voting of a decision to cumulate votes for a candidate or candidates and the name(s) of such candidate(s) has (have) been placed in nomination prior to voting, every shareholder may cumulate votes and (i) give one candidate the number of votes equal to the number of directors to be elected (which is 14) multiplied by the number of shares held by such shareholder, or (ii) distribute such number of votes among as many candidates as such shareholder shall choose. Regardless of whether the voting for directors is cumulative, those candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected directors of the Corporation. As indicated on the enclosed proxy card, a proxy confers upon the appointees discretionary authority to cumulate and distribute as the appointees shall choose the aggregate cumulative votes in respect of the shares represented among those nominees as to which the shareholder has not withheld authority. In accordance with California state law and the Articles and Bylaws of the Corporation, abstentions and broker nonvotes (discussed below) neither have the effect of votes in opposition to, nor in favor of, the election of a director.

  Votes at the Annual Meeting of Shareholders will be tabulated by the inspector(s) of election, who shall be appointed by the Chairman of the meeting and who shall not be candidates for election to the Board of Directors. Questions as to the qualifications of the voters, validity of proxies or other matters pertaining to the vote shall be decided by the inspector(s), subject to any ruling by the Chairman. The inspector(s) of election will treat Common shares represented by a properly signed and returned proxy as present at the Annual Meeting of Shareholders for the purpose of determining a quorum, without regard to whether the proxy is marked as casting a vote or withholding a vote. The inspector(s) of election will treat Common shares represented by "broker nonvotes" (i.e., Common shares held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or other persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power under applicable Securities and Exchange Commission rules or the instrument under which it serves in such capacity, and (iii) the record holder has indicated on the proxy card or otherwise notified the Corporation that such record holder does not have authority to vote on that matter) as present for the purpose of determining a quorum.

  The affirmative vote of the holders of a majority of the Common shares present at the meeting is required for the adoption of The First American Financial Corporation 1996 Stock Option Plan (the "Plan"), a copy of which is included as Exhibit "A" to this proxy statement. The proposal for approval of the Plan is set forth below in Item 2 of this proxy statement. Abstentions and broker nonvotes with regard to that item will have the same effect as votes cast against the adoption of the Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth information with respect to the only persons known to the Corporation to be beneficial owners of approximately 5% or more of its voting securities, based upon information received from such persons as of the Record Date. For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission and in general means the power to vote or dispose of securities, regardless of any economic interest therein.

                                          COMMON STOCK
                                       BENEFICIALLY OWNED
                                      --------------------
   NAMES AND ADDRESSES                 NUMBER OF
   OF SHAREHOLDERS                       SHARES    PERCENT
   -------------------                ------------ -------
   The Capital Group Companies, Inc.    626,100(1)   5.5%
   333 South Hope Street
   Los Angeles, California

   D. P. Kennedy                        481,060(2)   4.2%
   114 East Fifth Street
   Santa Ana, California

   Sanwa Bank California,             1,618,065(3)  14.3%
   Trustee of the Corporation's
   Employee Stock Ownership Trust
   601 South Figueroa Street
   Los Angeles, California

(1) As of December 31, 1995, sole dispositive power with respect to the number of shares set forth in the table and sole voting power with respect to 510,100 of such shares. The Corporation has been informed by The Capital Group Companies, Inc. (formerly known as "The Capital Group, Inc."), that the shares are held by subsidiaries of the latter acting as investment managers on behalf of institutional investors, and that the shares are held solely for investment purposes in the ordinary course of business and not with the purpose or effect of changing or influencing control of the Corporation.

(2) Mr. Kennedy has sole voting and dispositive power with respect to the number of shares set forth in the table, except as to 1,950 of such shares which are allocated to Mr. Kennedy's account and held by the trustees of the Corporation's Employee Profit Sharing and Stock Ownership Plan. In addition to the shares set forth in the table, 204,000 shares are held by a wholly owned subsidiary of the Corporation whose twenty-one member board of directors has the power to direct the disposition of such shares. The subsidiary's board members include D. P. Kennedy and his son, Parker S. Kennedy, who is an executive officer of the Corporation, Thomas A. Klemens, who is an executive officer of the Corporation, and all of the persons who are directors of the Corporation. An additional 9,828 shares are held by a nonprofit corporation whose five-member board of directors, which includes D. P. Kennedy, Parker S. Kennedy and Thomas A. Klemens, has the power to direct the disposition of such shares.

(3) Pursuant to the Corporation's Employee Profit Sharing and Stock Ownership Plan, the trustee is required to vote the shares as directed by employees. Shares as to which no directions are received are not voted.

ITEM 1. ELECTION OF DIRECTORS

  The directors of the Corporation are elected annually. The Board of Directors nominates persons to stand for election as directors. Unless otherwise specified, each proxy that is duly executed and returned will be voted in favor of the election of the following persons, if they are then available and willing to serve. If any of the nominees should be unable or decline to serve at the time of the meeting, the discretionary authority provided in each duly executed proxy will be exercised to vote for a substitute or substitutes. The Board of Directors has no reason to believe that any substitute will be required. All nominees are at present directors of the Corporation.

  The following schedule sets forth the nominees and certain information concerning each of them:

                                                                      DIRECTOR
 NAME                  AGE               PRINCIPAL OCCUPATION          SINCE
-------------------------------------------------------------------------------
 George L. Argyros      59 Chairman and Chief Executive Officer         1988
                           Arnel and Affiliates
                           Diversified Investment Company

 J. David Chatham       45 President and Chief Executive Officer        1989
                           Chatham Holdings Corporation
                           Real Estate Development and Associated
                           Industries

 William G. Davis       66 Counsel                                      1992
                           Tory Tory DesLauriers & Binnington
                           Director
                           Canadian Imperial Bank of Commerce
                           Premier of Province of Ontario (Canada)
                           (1971--1985)

 James L. Doti          49 President and Professor of Economics         1993
                           Chapman University

 Lewis W. Douglas, Jr.  71 Oil Exploration                              1971(1)

 Paul B. Fay, Jr.       77 President                                    1967
                           The Fay Improvement Company
                           Financial Consulting and Business
                           Ventures

 D. P. Kennedy          77 Chairman of the Board                        1956
                           The First American Financial Corporation
                           (1993 to date)
                           President of the Corporation (1963-1993)

                                                                      DIRECTOR
 NAME               AGE                 PRINCIPAL OCCUPATION           SINCE
-------------------------------------------------------------------------------
 Parker S. Kennedy   48 President                                       1987(2)
                        The First American Financial Corporation
                        (1993 to date)
                        Executive Vice President of the Corporation
                        (1986-1993)
                        President, First American Title Insurance
                        Company, a subsidiary of the Corporation

 Robert B. McLain    76 President                                       1981
                        McLain Development Co.
                        Real Estate Development and Property
                        Management

 Anthony R. Moiso    56 President and Chief Executive Officer           1990
                        Santa Margarita Company
                        Ranching and Real Estate Development

 R. J. Munzer        78 Private Investor (1984 to date)                 1962
                        Chairman of the Board
                        Petrolane Incorporated
                        Oil Field Services, Liquified Petroleum Gas
                        Distribution and Automotive Services (1971-
                        1984)

 Frank O'Bryan       62 Chairman of the Board                           1994
                        Spring Mountain Group
                        Escrow and Savings and Loan Holding Company

 Roslyn B. Payne     49 President                                       1988
                        Jackson Street Partners, Ltd.
                        Real Estate Venture Capital and Investments

 Virginia Ueberroth  56 President                                       1988
                        Ueberroth Family Foundation

(1) Mr. Douglas also was a director of the Corporation during the period 1961-1967.

(2) Parker S. Kennedy is D. P. Kennedy's son.

  Certain nominees serve as directors of other publicly held companies as follows: Mr. Davis--The Seagram Company Ltd., Magna International Inc. and Inter-City Products Corporation; Dr. Doti--Fleetwood Enterprises, Inc., and Standard Pacific Corp.; Mr. Fay--Vestaur Securities Inc. and Suncoast Savings and Loan Association; and Mr. O'Bryan--AFP Imaging Corporation.

  The Board of Directors held six meetings during 1995. Directors who attended less than 75% of the aggregate of such meetings and meetings of committees of which they are members are Messrs. Argyros, Davis, Douglas, Moiso and Munzer.

  The Board of Directors has an Audit Committee, the members of which are Messrs. Chatham, Doti, Fay, McLain and Moiso and Mrs. Ueberroth. The functions performed by the Committee include selecting the Corporation's independent auditor, directing and supervising investigations into matters within the scope of its duties, reviewing with the independent auditor the plan and results of its audit, reviewing internal auditing procedures and results, and determining the nature of other services to be performed by, and fees to be paid to, the independent auditor. During 1995, the Audit Committee met twice.

  The Board of Directors also has a Compensation Committee, the members of which are Messrs. Chatham, Davis, Douglas, Fay and Munzer. This Committee establishes compensation rates and procedures with respect to senior management of the Corporation and its subsidiaries, including bonus awards. During 1995, the Compensation Committee met three times.

SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth information received by the Corporation as of the Record Date with respect to beneficial ownership of the Corporation's Common shares by current directors, nominees for director, executive officers and by all directors and executive officers as a group.

                                                    COMMON SHARES
                                                BENEFICIALLY OWNED (1)
                                         NUMBER               PERCENT OF
                                           OF             SHARES OUTSTANDING,
   NAME                                  SHARES           IF GREATER THAN 1%
  ---------------------------------------------------------------------------
   DIRECTORS
     George L. Argyros                    26,160(2)                --
     J. David Chatham                        800                   --
     William G. Davis                        100                   --
     James L. Doti                         1,100                   --
     Lewis W. Douglas, Jr.                 2,548                   --
     Paul B. Fay, Jr.                     11,180                   --
     D. P. Kennedy                       481,060(3)(4)           4.24%
     Parker S. Kennedy                   117,500(3)(4)(5)        1.03%
     Robert B. McLain                      7,140                   --
     Anthony R. Moiso                      2,140                   --
     R. J. Munzer                         16,728                   --
     Frank O'Bryan                         1,000                   --
     Roslyn B. Payne(6)                    3,508                   --
     Virginia Ueberroth                   12,140                   --

   EXECUTIVE OFFICERS WHO ARE NOT
    DIRECTORS
     Mark R Arnesen                        5,371(5)                --
     Craig I. DeRoy                        2,678                   --
     Thomas A. Klemens                    14,392(3)(4)(5)          --

   All Directors and Executive Officers
    as a Group (17 persons)              705,545                 6.21%

(1) Sole voting and dispositive power unless otherwise indicated. The shares set forth in the table include the following shares allocated to the following individuals' accounts in, and held by the trustees of, the Corporation's Employee Profit Sharing and Stock Ownership Plan: 1,950 shares for D. P. Kennedy; 1,651 shares for Parker S. Kennedy; 1,113 shares for Mark R Arnesen; 27 shares for Craig I. DeRoy and 504 shares for Thomas
    A. Klemens. These individuals do not currently have dispositive power with respect to these shares.

(2) In addition to the shares set forth in the table, 164,665 shares are held by a nonprofit corporation whose four member board of directors, which includes George L. Argyros and his wife, has the power to direct the voting and the disposition of such shares.

(3) In addition to the shares set forth in the table, 204,000 shares are held by a wholly owned subsidiary of the Corporation whose twenty-one member board of directors, which includes D. P. Kennedy, Parker S. Kennedy and Thomas A. Klemens, has the power to direct the disposition of such shares.

(4) In addition to the shares set forth in the table, 9,828 shares are held by a nonprofit corporation whose five member board of directors, which includes D. P. Kennedy, Parker S. Kennedy and Thomas A. Klemens, has the power to direct the disposition of such shares.

(5) In addition to the shares set forth in the table, 90,270 shares are held by the trustee of the Corporation's Pension Trust, as part of the diversified investment fund of the trust. Parker S. Kennedy, Mark R Arnesen and Thomas A. Klemens serve on a committee composed of five members, a majority of which may, under the terms of the trust agreement governing the trust, and subject to the fiduciary requirements of the Employee Retirement Income Security Act of 1974, direct the disposition of the securities held by the trustee.

(6) In addition to the shares set forth in the table, Roslyn B. Payne owns 475 shares of common stock of First American Title Guaranty Holding Company, which is a second-tier subsidiary of the Corporation. These shares represent 2.2% of the total number of such shares that are issued and outstanding.

EXECUTIVE COMPENSATION

  The following table sets forth certain compensation awarded to, earned by, or paid to the executive officers of the Corporation who were serving as such at the end of, or who retired during, the Corporation's last completed fiscal year, which ended December 31, 1995 (the "named executive officers"), for all services rendered in all capacities to the Corporation and its subsidiaries during the years covered in the table:

                          SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION
                                  ------------------------------
                                                         OTHER
                                                        ANNUAL   ALL OTHER
                                                       COMPENSA- COMPENSA-
                                  SALARY(1)   BONUS(2)  TION(3)   TION(4)
NAME AND PRINCIPAL POSITION  YEAR    ($)        ($)       ($)       ($)
---------------------------  ---- ---------   -------- --------- ---------
D. P. Kennedy                1995  299,780(5)     -0-     --      125,088(6)
 Chairman                    1994  337,880(5)     -0-     --      155,799(6)
                             1993  351,380(5) 118,063     --      116,616(6)

Parker S. Kennedy            1995  325,860        -0-     --          598
 President                   1994  331,930(7)     -0-     --        1,797
                             1993  281,220(7) 118,063     --        3,276

Thomas A. Klemens            1995  173,825(8)  80,625     --          598
 Executive Vice President,   1994  170,110(8)  77,625     --          959
 Chief Financial Officer     1993  149,400(8) 113,063     --        2,001

Craig I. DeRoy               1995  168,825     70,500     --          454
 Executive Vice President,   1994  166,470     48,219     --       10,670(9)
 General Counsel             1993   70,300     47,213     --      100,767(9)

Mark R Arnesen               1995  109,680     25,969     --          454
 Vice President, Secretary,  1994  108,340     25,288     --        1,327
 Corporate Counsel           1993  102,900     38,738     --        2,608

(1) Includes, in addition to regular salary, which is paid monthly, a fee of $150 for each meeting of the Board of Directors attended by the named executive officer during the years covered in the table.

(2) Consists of cash bonuses and the dollar value of noncash (stock) bonuses. Officers of the Corporation, its subsidiaries and lower-tier subsidiaries are eligible for such bonuses, which are awarded during the year following the fiscal year to which the bonus relates, based on an evaluation by the Compensation Committee of the Board of Directors of the performance of the individual and the Corporation during the preceding fiscal year. For services rendered during 1995, 1994 and 1993, respectively, 237, 205 and 166 individuals were awarded cash and/or stock bonuses. During the three years covered in the table, an average of 54,750 shares of stock has been awarded annually to all participants in the Corporation's Stock Bonus Plan. With respect to services rendered during 1995, neither D. P. Kennedy nor Parker S. Kennedy received an award of Common shares, Thomas A. Klemens received an award of 1,000 such shares having a fair market value of $25,625 on the date of the award, Craig I. DeRoy received an award of 800 such shares having a fair market value of $20,500, and Mark R Arnesen received an award of 350 such shares having a fair market value of $8,969. During 1995, Thomas A. Klemens received an award of 1,000 common shares having a fair market value of $17,625 on the date of such award, Craig I. DeRoy received 750 such shares having a fair market value of $13,219, and Mark R Arnesen received 300 such shares having a fair market value of $5,288 with respect to services rendered during 1994. During 1994, D. P. Kennedy, Parker S. Kennedy and Thomas A. Klemens each received awards of 1,100 such shares having a fair market value of $38,063 on the dates of such awards, Craig I. DeRoy received 500 such shares having a fair market value of $17,213, and Mark R Arnesen received 400 such shares having a fair market value of $13,738, with respect to services rendered during 1993.

(3) Certain incidental perquisites or other personal benefits for executive officers of the Corporation (not otherwise disclosed in this Proxy Statement) may result from expenses incurred by the Corporation or its subsidiaries in the interest of attracting and retaining qualified personnel. The incremental cost to the Corporation and its subsidiaries of providing such incidental perquisites or other personal benefits for any executive officer named in the Summary Compensation Table did not, for any fiscal year covered, exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for such year for the named executive officer. In accordance with the rules of the Securities and Exchange Commission governing disclosure of executive compensation, the amounts of such perquisites or other personal benefits are not included in the table.

(4) Consists of the net increase in the value of the named executive officer's accounts in the Corporation's Employee Profit Sharing and Stock Ownership Plan (the "Profit Sharing Plan") occurring between December 31 of the covered fiscal year and December 31 of the prior fiscal year attributable to contributions made by the Corporation to that plan during the covered fiscal year, the matching contributions made by the Corporation to such officer's account in the Corporation's 401(k) Savings Plan during the fiscal year ending December 31, 1995, plus the dollar value of insurance premiums paid by, or on behalf of, the Corporation during the covered fiscal year with respect to term life insurance for the benefit of such officer.

(5) The compensation shown in the "Salary" column of the table includes fees totaling $1,700, $200 and $500, which were earned by D. P. Kennedy for services he rendered as a director of subsidiaries of the Corporation during 1995, 1994 and 1993, respectively.

(6) The amounts shown in the last column of the Summary Compensation Table include, for each fiscal year covered, the distributions made to D. P. Kennedy from the Corporation's Pension Plan, which are required under provisions of the Internal Revenue Code of 1986, as amended. See "Pension Plan" below. The compensation shown also includes cash and the value of stock, aggregating $24,802, $52,541 and $18,235, distributed to D. P. Kennedy during 1995, 1994 and 1993, respectively, from his accounts in the

    Corporation's Profit Sharing Plan attributable to contributions made by the Corporation and its participating subsidiaries in years prior to those covered in the table and earnings on the contributions. The distributions were required to be made under provisions of the Internal Revenue Code of 1986, as amended.

(7) The compensation shown in the "Salary" column of the table includes fees totalling $200 and $300, which were earned by Parker S. Kennedy for services he rendered as a director of subsidiaries of the Corporation during 1994 and 1993, respectively. Mr. Kennedy did not earn such fees during 1995.

(8) The compensation shown in the "Salary" column of the table includes fees totalling $5,000, $7,000 and $6,800, which were earned by Mr. Klemens for services he rendered as a director of subsidiaries of the Corporation during 1995, 1994 and 1993, respectively.

(9) The compensation shown for Mr. DeRoy in the last column of the Summary Compensation Table includes the amounts paid to Corporate Risk Management, Inc., the principal shareholder and chief executive officer of which is Mr. DeRoy, for consulting services Mr. DeRoy rendered to the Corporation's subsidiary, First American Title Insurance Company, during the years since he became an officer of the Corporation.

PENSION PLAN

                            ANNUAL PENSION BENEFITS

   FINAL AVERAGE
   PAY*                           YEARS OF BENEFIT SERVICE
  ---------------------------------------------------------------------
                        5      10      20       30       40       50
   $ 75,000          $ 4,350 $ 8,888 $17,963 $ 27,038 $ 36,113 $ 45,188
    100,000            5,850  11,950  24,150   36,350   48,550   60,750
    125,000            7,350  15,013  30,338   45,663   60,988   76,313
    150,000            8,850  18,075  36,525   54,975   73,425   91,875
    175,000           10,350  21,138  42,713   64,288   85,863  107,438
    200,000           11,850  24,200  48,900   73,600   98,300  123,000
    225,000           13,350  27,263  55,088   82,913  110,738  138,563
    250,000           14,850  30,325  61,275   92,225  123,175  154,125
    275,000 or more   16,350  33,388  67,463  101,538  135,613  169,688

* Final Average Pay is defined as the highest consecutive five-year average salary during the last ten years of employment.

  The above table sets forth estimated annual benefits (assuming such benefits will be paid in the form of a life annuity) at various compensation levels and years of service under the Corporation's qualified Pension Plan. Subject to certain conditions of age and tenure, all regular employees of the Corporation, its subsidiaries and participating lower-tier subsidiaries are eligible to join the Pension Plan. In order to participate, during plan years ending on or prior to December 31, 1994, an employee was required to contribute 1 1/2% of pay (salary, plus cash bonuses, commissions and other pay) to the plan. As a result of amendments to the Pension Plan that were adopted in 1994, during plan years commencing after December 31, 1994, an employee is not required to contribute to the plan in order to participate. A participant generally vests in his accrued benefit attributable to the Corporation's contributions upon the completion of five years of service or, if earlier, the attainment of normal retirement age while an employee. Normal retirement age is defined under the plan as the later of the employee's attainment of age 65 or his fifth anniversary of participation in the plan. Upon retirement at normal retirement age, an employee receives full monthly benefits which are equal to (when calculated as a life annuity): (i) for years of credited service with the company as of December 31, 1994, 1% of the first $1,000 and 1 1/4% of remaining final average pay (i.e., the average of the monthly "pay," as defined above, during the five highest paid consecutive calendar years out of the last ten years prior to retirement) times the number of years of credited service as of December 31, 1994; and
(ii) with respect to a participant's credited service for plan years subsequent to December 31, 1994, 3/4% of the first $1,000 and 1% of the remaining final average pay times the number of years of credited service subsequent to December 31, 1994. An employee receives reduced benefits upon retirement prior to age 65 with at least five years of service, and an employee cannot begin receiving monthly benefits under the plan prior to attaining age 55. The plan is funded by the Corporation based on actuarial determinations of the amount required to provide the stated benefits. The table is based on retirement at age 65 or later, with contributions having been made by the employee in each year of credited service prior to 1995. The benefits are not subject to deduction for Social Security payments or any other offsets. Currently, D. P. Kennedy, Parker S. Kennedy, Thomas A. Klemens, Craig I. DeRoy and Mark R Arnesen have 47, 19, 10, 2 and 10 years, respectively, of credited service.

  The compensation levels shown in the Pension table are less than those set forth in the Summary Compensation Table because the Internal Revenue Code of 1986, as amended, limits the maximum amount of pay that may be considered in determining benefits under the tax-qualified Pension Plan, and the Corporation's Pension Restoration Plan, which is described below, does not make up for these limits for pay exceeding $275,000. As established by the Tax Reform Act of 1986, the limit on pay that could be recognized by tax-qualified retirement plans was $200,000 in 1989 and was adjusted for inflation for each year through 1993, when the limit was $235,840. The Omnibus Budget Reconciliation Act of 1993 decreased this limit to $150,000 for plan years beginning in 1994. The $150,000 limit will also be adjusted for inflation for years after 1994, but only in increments of $10,000. Within these limits, the highest final average pay that could be considered in determining benefits accruing under the Pension Plan before 1994 is $219,224. The highest final average pay that can currently be considered in determining benefits accruing under the Pension Plan after 1993 is $150,000.

  During 1996, the Corporation adopted an unfunded, nonqualified plan designed to make up for the benefit accruals that are restricted by the indexed $150,000 pay limit (the "Pension Restoration Plan"). However, in order to lower its expense, the Pension Restoration Plan does not make up benefit accruals on compensation exceeding $275,000. The Pension Restoration Plan also makes up for benefits that cannot be paid from the Pension Plan because of limitations imposed by Internal Revenue Code Section 415 and related regulations. Vesting of benefits payable to an employee under the Pension Restoration Plan occurs at the same time that vesting occurs for that employee in his or her Pension Plan benefits. The Pension Restoration Plan is effective as of January 1, 1994, but only covers employees who were participants in the Pension Plan on that date, which, as noted above, is the date as of which the pay limit for the Pension Plan was reduced from $235,840 to $150,000.

  Pursuant to the provisions of the Internal Revenue Code of 1986, as amended, during 1995, 1994 and 1993, respectively, mandatory distributions totaling $98,006, $97,930 and $93,741 were made to D. P. Kennedy from the Pension Plan. As stated in note (6) of the Summary Compensation Table set forth above, these amounts are included in the last column of such table.

SUPPLEMENTAL BENEFIT PLANS

  The Corporation maintains an Executive Supplemental Benefit Plan (the "Executive Plan") which it believes will assist it in attracting and retaining highly qualified individuals for upper management positions. The Executive Plan provides retirement benefits for, and pre-retirement death benefits with respect to, certain key management personnel selected by the Board of Directors. Under the Executive Plan, upon retirement at normal retirement date (the later of age 65 or, unless waived by the Board of Directors, completion of 10 years of service), a participant receives a joint life and 50% survivor annuity benefit equal to 35% of "final average compensation." "Final average compensation" is the average annual compensation, composed of base salary, plus cash and stock bonuses, for those three calendar years of the preceding 10 years of employment in which it is the highest. The benefit is reduced by 5% for each year prior to normal retirement date in which retirement occurs and, until age 70, increased by 5% (compounded in order to approximate the annuitized value of the benefit had retirement occurred at age 65) for each year after such date in which retirement occurs (the "annuitized benefit"). With respect to such postponed retirement, the Executive Plan takes into account covered compensation received until age 70, so that the retirement benefit of an executive who retires after normal retirement date is determined as the greater of the annuitized benefit or the benefit calculated using final average compensation (as defined above) until age 70.

  To be eligible to receive benefits under the Executive Plan, a participant must be at least age 55, have been employed by the Corporation or a subsidiary for at least 10 years and, unless waived by the Board of Directors, covered by the Executive Plan for at least five years. A pre-retirement death benefit is provided consisting of 10 annual payments each of which equals 50% of final average compensation. Vesting of rights under the Executive Plan is accelerated in the event of a "change in control" (as defined in the plan) of the Corporation.

  Currently 38 employees, including D. P. Kennedy, Parker S. Kennedy, Thomas
A. Klemens, Craig I. DeRoy and Mark R Arnesen, have been selected to participate in the Executive Plan. The annual benefit payable under the Executive Plan to D. P. Kennedy in the event of his retirement is $108,936. The estimated annual benefits payable under the Executive Plan to Parker S. Kennedy, Thomas A. Klemens, Craig I. DeRoy andMark R Arnesen upon retirement at normal retirement age, assuming compound annual increases of 5.0% in the relevant portions of compensation shown above in the Summary Compensation Table, are $306,208, $215,222, $207,652, and $137,812, respectively.

  The plan is unfunded. The Corporation purchases insurance, of which it is the owner and beneficiary, on the lives of the plan participants. This insurance is designed to recover, over the life of the plan, costs incurred by the Corporation with respect to it.

DIRECTORS' COMPENSATION

  Each director who is not an employee of the Corporation or its subsidiaries receives annual compensation of $8,000, a fee of $650 for attending each meeting of the Board of Directors, and $400 for attending each committee meeting. Each director who is such an employee receives a fee of $150 for attending each meeting of the Board. Directors are reimbursed for their expenses incurred in attending meetings of the Board and its committees.

  Pursuant to Item 402(a)(9) of Regulation S-K of the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act"), the following Report of the Compensation Committee on Executive Compensation and the Comparative Cumulative Total Return to Shareholders graph shall not be deemed to be incorporated by reference into any previous filing by the Corporation under either the Securities Act of 1933 (the "Securities Act") or the Exchange Act that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

COMPENSATION POLICY

  The Corporation's compensation program, which has been endorsed by the Compensation Committee, is designed to enhance shareholder value by providing that a large part of the executive compensation be related to the performance of the Corporation as well as to the contribution of each individual officer. The Corporation's policy is further designed to develop and administer programs that will (i) attract and retain key executives critical to the long-term success of the Corporation, (ii) provide median compensation levels which are competitive with those of the Corporation's competitors, (iii) motivate executives to enhance long-term shareholder value in the Corporation, and (iv) integrate the Corporation's compensation programs with its annual planning and measurement processes. The annual bonus programs include a cash bonus program as well as a Stock Bonus Plan designed to encourage and create ownership and retention of the Corporation's shares by the key employees. As a further incentive to increase the profits and growth of the Corporation, the Board of Directors has proposed, in Item 2 below, a stock option plan for shareholder approval.

RESPONSIBILITIES OF THE COMPENSATION COMMITTEE

  The Compensation Committee was established in 1979, and is composed of five independent directors, none of whom is a former or current officer or employee of the Corporation or any of its subsidiaries. The Committee reviews and approves the base salaries, as well as the other annual bonus programs, incentive plans and executive benefit plans. The Committee as needed engages compensation and benefits-consulting firms to assist the Committee in the performance of its duties. In 1995, the Compensation Research Group, Inc. ("CRG"), provided advice to the Committee concerning the reasonableness of compensation paid to executive officers and analyzed the Corporation's compensation and benefit programs. In addition, CRG provided information on general compensation trends of related companies. For the purpose of this analysis, CRG used the group of peer companies whose returns to shareholders compose the peer group index shown in the performance graph below. CRG also reviewed published compensation surveys for comparative results against the Corporation's compensation level. The consultants have reviewed the compensation of the Corporation's executive officers for 1995, and have reported that compensation for all executive officers is reasonable in view of the Corporation's performance and industry compensation levels. Measures used for determining the appropriate level of compensation for executive officers include competitive position (national market share), profit, profit retention (ratio of profits to revenue), and ability to select and develop executive replacement personnel.

CEO COMPENSATION

  For the year 1995, the Compensation Committee authorized continuation of the 1994 base salaries for Parker S. Kennedy in the amount of $324,960, and D. P. Kennedy in the amount of $297,180. On December 13, 1995, Parker S. and D. P. Kennedy voluntarily waived their right to cash or stock bonuses

                                          COMPENSATION COMMITTEE

                                          Lewis W. Douglas, Jr., Chairman
                                          J. David Chatham
                                          The Hon. William G. Davis
                                          Paul B. Fay, Jr.
                                          R. J. Munzer

COMPARATIVE CUMULATIVE TOTAL RETURN TO SHAREHOLDERS

  Since December 3, 1993, the Corporation's Common shares have been listed and trading on the New York Stock Exchange under the trading symbol "FAF." Previously, such shares were traded on the national over-the-counter market and were designated and quoted on the National Association of Securities Dealers Automated Quotations National Market System ("NASDAQ-NMS") under the trading symbol "FAMR." The following graph compares the yearly percentage change in the cumulative total shareholder return on the Corporation's Common shares, assuming reinvestment of dividends, with the corresponding changes in the cumulative total returns of the Standard & Poor's 500 Composite Stock Price Index, the Standard & Poor's Financial Index and a peer group index consisting of the following six companies: Alleghany Corp., Fidelity National Financial, Inc., Lawyers Title Corp., Old Republic International Corp., Reliance Group Holdings, Inc., and Stewart Information Services Corp., in each case assuming reinvestment of dividends. The cumulative total shareholder return of the peer group of companies has been included in the graph to provide a comparison with other publicly held companies having subsidiaries that transact the business of title insurance on a nationwide basis.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
  AMONG THE FIRST AMERICAN FINANCIAL CORPORATION**, S&P 500 COMPOSITE INDEX**
                S&P FINANCIAL INDEX*** AND CUSTOM PEER GROUP**


                        PERFORMANCE GRAPH APPEARS HERE

                             The First
                             American      Custom      S&P        S&P 500
Measurement Period           Financial     Peer        Financial  Composite
(Fiscal Year Covered)        Corp.         Group       Index      Index
-------------------          ----------    ---------   ---------  ---------
Measurement Pt-  12/31/90     $100           $100       $100       $100
FYE   12/31/91                $178           $141       $150       $131
FYE   12/31/92                $397           $198       $185       $141
FYE   12/31/93                $536           $230       $204       $154
FYE   12/30/94                $271           $195       $197       $157
FYE   12/29/95                $432           $306       $302       $215

* Adjusted for reinvestment of dividends. Stock price performance shown is not indicative of future price performance.
** As calculated by the University of Chicago Center for Research in Securities Prices, to include the reinvestment of dividends.
*** As calculated by Bloomberg, to include the reinvestment of dividends.

EXECUTIVE OFFICERS

      NAME              POSITION HELD                AGE
      ----              -------------                ---
      D. P. Kennedy     Chairman                      77

      Parker S. Kennedy President                     48

      Thomas A. Klemens Executive Vice President,     45
                        Chief Financial Officer

      Craig I. DeRoy    Executive Vice President,     43
                        General Counsel

      Mark R Arnesen    Vice President, Secretary,    43
                        Corporate Counsel

  All officers of the Corporation are appointed annually by the Board of Directors subsequent to its election.

  D. P. Kennedy has been Chairman of the Corporation since 1993, and served as its President from 1963 to 1993. Parker S. Kennedy, who is D. P. Kennedy's son, has been President of the Corporation since 1993, and served as its Executive Vice President from 1986 to 1993. He has been employed by the Corporation's subsidiary, First American Title Insurance Company ("First American"), since 1977 and became a Vice President of that company in 1979. During 1983, he was appointed its Executive Vice President, and in 1989 was appointed its President. Thomas A. Klemens has been Executive Vice President, Chief Financial Officer of the Corporation since 1996, served as its Vice President, Chief Financial Officer from 1993 to 1996, and served as its principal accounting officer from 1992 to 1993. Mr. Klemens has been employed by First American as Vice President, Chief Financial Officer since 1993, and served as its Vice President, Controller from 1985 to 1993. Craig I. DeRoy has been Executive Vice President, General Counsel of the Corporation since 1996, and served as its Vice President, General Counsel from 1993 to 1996. Mr. DeRoy has been employed by First American as Vice President, General Counsel since 1993. Mr. DeRoy is the principal shareholder and chief executive officer of Corporate Risk Management, Inc., an environmental and regulatory consulting firm whose business constituted his principal occupation from 1992 until his employment by the Corporation and First American in 1993. From 1990 to 1992, Mr. DeRoy served as Executive Vice President and chief operating officer of First Environmental Review Insurance Company, where he helped pioneer a new form of property insurance coverage for environmental risks. Mark R Arnesen has been Vice President, Secretary and Corporate Counsel of the Corporation and First American since 1992, has been employed by First American since 1979, and has been a Vice President of the latter company since 1989.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  Rules adopted by the Securities and Exchange Commission ("SEC") under
Section 16(a) of the Securities Exchange Act of 1934 require the Corporation's officers and directors, and persons who own more than ten percent of the issued and outstanding Common shares of the Corporation, to file reports of their ownership, and changes in ownership, of such securities with the SEC on SEC Forms 3, 4 or 5, as appropriate. Officers, directors and greater-than-ten-percent shareholders are required by the SEC's regulations to furnish the Corporation with copies of all forms they file pursuant to Section 16(a).

  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that they were not required to file a Form 5 to report previously unreported ownership or changes in ownership, the Corporation believes that, during its fiscal year ending December 31, 1995, its officers, directors and greater-than-ten-percent beneficial owners complied with all filing requirements under Section 16(a), except that Director James L. Doti was late in filing a monthly report on Form 4 covering one transaction.

ITEM 2. PROPOSAL TO APPROVE THE CORPORATION'S 1996 STOCK OPTION PLAN

GENERAL

  The Board of Directors (the "Board") of The First American Financial Corporation (the "Corporation") has adopted The First American Financial Corporation 1996 Stock Option Plan (the "Plan") because the Board believes that the Plan will further assist the Corporation in attracting, retaining and motivating the best qualified officers and other key employees, and will further enhance the long-term mutuality of interest between the Corporation's shareholders and its officers and key employees. The principal features of the Plan are summarized below, but the summary is qualified in its entirety by reference to the full text of the Plan, a copy of which is included as Exhibit "A" of this proxy statement.

  Under the Plan, the Compensation Committee of the Board (the "Committee") may grant stock options to officers and other key employees of the Corporation and its subsidiaries ("Employees"). The number of grantees may vary from year to year. At this time no options have been awarded under the Plan. The Committee has not identified specific individuals who will be receiving a grant of options under the Plan in the immediate future and therefore it is not possible at this time to determine the benefits that may be provided to the Corporation's executive officers and other Employees.

  The maximum number of Common shares of the Corporation that may be subject to options outstanding at any time under the Plan is 1,250,000. If there is a stock split, stock dividend, recapitalization, or other relevant change affecting the Corporation's Common shares, appropriate adjustments will be made by the Committee in the number of shares that may be issued in the future and in the numbers of shares and option exercise prices under all outstanding grants made before such event. If shares under a grant are not issued, those shares will again be available for inclusion in future grants. No more than 15 percent of the Common shares authorized under the Plan may be issued to an individual Employee.

GRANTS UNDER THE PLAN

  The Committee may grant to Employees nonqualified options and options qualifying as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"). The exercise price of either a non-qualified stock option or an incentive stock option will be no less than the fair market value of the Common shares on the date of grant. The fair market value of the Corporation's Common shares on March 20, 1996, was $29.25 per share. To exercise an option, an Employee may pay the exercise price in cash, or if permitted by the Committee, by delivering previously acquired Common shares of the Corporation or a combination of such shares and cash.

  The term of each option will be fixed by the Committee but may not exceed 10 years from the date of grant. The Committee will determine the time or times when each option may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee.

  In the event of termination of employment by reason of long-term disability or death, any option held by the Employee may thereafter be exercised in full for a period of one year. In the event of an Employee's termination of employment for "cause" (as defined in the Plan), any options held by him will be forfeited. In the event of an Employee's termination of employment by reason of "retirement" (as defined in the Plan), any options held by him will be exercisable, to the extent exercisable at the date of termination, for a period of 90 days. In the event of an Employee's termination of employment for any reason other than retirement, disability, death or cause, any options held by him will be exercisable, to the extent exercisable at the date of termination, for a period of five days. Notwithstanding the above, no option shall be exercisable following the stated term of such option.

  The Plan provides that, in the event of a "change in control" (as defined in the Plan), each outstanding option shall become fully exercisable.

  Options awarded under the Plan are not transferable except by will or the laws of descent and distribution and may be exercised only by the grantee during his lifetime. The Board may terminate or suspend the Plan at any time but such termination or suspension will not affect any stock options then outstanding under the Plan. Unless earlier terminated by action of the Board, the Plan will continue in effect until February 21, 2006, but options granted prior to that date will continue in effect until they expire in accordance with their terms. The Board may also amend the Plan in any respect. It is presently intended that all material amendments to the Plan will be submitted to the shareholders for their approval to the extent required by Rule 16b-3 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the federal tax laws applicable to incentive stock options. The Committee may amend the term of any option theretofore granted, retroactively or prospectively, but no such amendment will adversely affect the option without the holder's consent.

FEDERAL INCOME TAX CONSEQUENCES

  The following is a brief summary of the principal federal income tax consequences to participants in the Plan based on federal income tax laws currently in effect. This summary is not intended to cover all tax consequences that may apply to such participants or to the Corporation, such as those under applicable state, local or foreign tax laws.

  An individual will not recognize income upon the grant of a nonqualified option. The individual may recognize ordinary income upon the exercise of a nonqualified option, in which event the Corporation will receive a tax deduction equal to the amount of income recognized, provided that any applicable tax reporting requirements are satisfied. Except as noted below, the amount of such ordinary income and deduction is the excess, if any, of the fair market value on the exercise date of the Common shares acquired over the aggregate exercise price paid. Any ordinary income recognized by an individual upon the exercise of a nonqualified option will increase his tax basis for the shares received. Upon a subsequent sale or exchange of such shares, the individual will recognize capital gain or loss to the extent of the difference between the selling price of such shares and his tax basis in such shares. Such gain or loss will be long-term or short-term capital gain or loss, depending on the individual's holding period for such shares.

  Section 83 of the Code and the regulations thereunder provide that, so long as the Common shares are registered under the Exchange Act, the date for reporting and determining the amount of ordinary income (and the Corporation's equivalent deduction) upon exercise of a nonqualified option and for the commencement of the holding period of the shares thereby acquired by an Employee who is an executive officer or director of the Corporation subject to potential liability under Section 16(b) of the Exchange Act for so-called "short-swing" profits on the sale of the Common shares acquired upon the exercise of an option (a "Section 16(b) Person") will be delayed until the date that is the earlier of (i) six months after the date of the exercise and
(ii) such time as the shares received upon exercise could be sold at a gain without the Section 16(b) Person being subject to such potential liability. After the adoption of Section 83 of the Code, the rules of the SEC under
Section 16(b)
were significantly changed such that the acquisition of Common shares pursuant to the exercise of an option granted under the Plan will be an exempt acquisition for purposes of determining whether such individual has any
Section 16(b) liability, provided that the shares underlying the option are not sold during the six-month period following the date on which the option was granted. Thus, contrary to the treatment prior to the rule changes under
Section 16(b), the simultaneous exercise of an option and sale of the underlying Common shares will not automatically result in a Section 16(b) Person incurring liability under Section 16(b). However, if the Section 16(b) Person engages in a non-exempt acquisition of Common shares within six months of such sale, such Person could be subject to Section 16(b) liability. As a result, the date for reporting and determining the amount of ordinary income (and the Corporation's equivalent deduction) with respect to the exercise of an option by a Section 16(b) Person is not absolutely certain.

  An individual will not recognize income upon either the grant of an incentive stock option or upon the exercise of the incentive stock option. The individual will recognize gain or loss, depending on his basis in the stock (which is generally equal to the exercise price paid for the shares), upon the sale or other disposition of the Common shares acquired upon exercise. If certain statutory holding periods are met, such gain or loss will be long-term capital gain or loss and the Corporation will not be entitled to any federal income tax deduction. If the holding periods are not met, the individual may be required to recognize ordinary income and the Corporation will be entitled to a tax deduction equal to the amount of ordinary income, if any, recognized, provided that applicable tax reporting requirements are satisfied.

  Incentive stock options will be treated as nonqualified options to the extent that the aggregate fair market value of the Common shares (determined at the time the options are granted) with respect to which incentive stock options are exercisable for the first time by an individual during a calendar year (whether as a result of acceleration of exercisability or otherwise) exceeds $100,000.

  An individual who exercises an incentive stock option may be subject to the alternative minimum tax because, for purposes of the alternative minimum tax, the option will be treated as a nonqualified option. Accordingly, the taxable event for alternative minimum tax purposes will generally occur on the exercise of the option.

  FOR THE REASONS SET FORTH IN ITEM 2 ABOVE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL FOR APPROVAL OF THE 1996 STOCK OPTION PLAN.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

  The firm of Price Waterhouse has been selected by the Audit Committee of the Board of Directors as independent accountants to audit the books and accounts of the Corporation and its subsidiaries for the year ending December 31, 1996. This firm has served as independent accountants for the Corporation since 1954.

  A representative of Price Waterhouse will be present at the Annual Meeting of Shareholders with an opportunity to make any desired statement and to answer any appropriate questions by the shareholders.

SHAREHOLDER PROPOSALS

  In order that a proposal by a shareholder be included in the proxy statement and proxy for the next Annual Meeting of Shareholders of the Corporation, such proposal must be received no later than November 30, 1996, assuming that the date of such meeting is not advanced by more than 30 calendar days, or delayed by more than 90 calendar days, from the date of the current annual meeting. In such event, the Corporation will provide notice of the date by which such proposals must be received in order to be included.

GENERAL INFORMATION

  THE CORPORATION WILL, UPON THE WRITTEN REQUEST OF ANY PERSON WHO IS A BENEFICIAL OWNER OF ITS SHARES ON THE RECORD DATE FOR THE FORTHCOMING ANNUAL MEETING, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR 1995 AND WILL FURNISH, AT A CHARGE OF $10, A COPY OF THE EXHIBITS THERETO. SUCH REQUEST SHOULD CONTAIN A REPRESENTATION THAT THE PERSON REQUESTING THIS MATERIAL WAS A BENEFICIAL OWNER OF THE CORPORATION'S SHARES ON THE RECORD DATE AND BE SENT TO THE SECRETARY AT THE CORPORATION'S ADDRESS INDICATED ON THE FIRST PAGE OF THIS PROXY STATEMENT.

  The costs of soliciting proxies will be borne by the Corporation. In addition to solicitation by mail, officers and regular employees of the Corporation's subsidiaries may solicit proxies personally, by telephone or facsimile. Morrow & Company, Inc., 909 Third Avenue, New York, New York 10022, has been engaged to solicit proxies in such manner at an estimated cost of $4,500 plus reimbursement of reasonable expenses.

  The Board of Directors is not aware of any matters to come before the meeting other than those set forth on the notice accompanying this Proxy Statement, and the report of the President. If any other matters come before the meeting, the holders of the proxies will vote thereon in their discretion.

                                           By Order of the Board of Directors
                                                     Mark R Arnesen
                                                        Secretary

Santa Ana, California
March 25, 1996

                                                                    EXHIBIT "A"

                   THE FIRST AMERICAN FINANCIAL CORPORATION

                            1996 STOCK OPTION PLAN

                                   SECTION 1

                                    PURPOSE

  The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives,
(b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees, and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

                                   SECTION 2

                                  DEFINITIONS

  2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

    (a) "Act" means the Securities Exchange Act of 1934, as amended.

    (b) "Board" means the Board of Directors of the Company.

    (c) "Cause" means (i) the willful failure by the Participant to perform substantially his duties as an Employee of the Company (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant's engaging in serious misconduct that is injurious to the Company or any Subsidiary, (iii) the Participant's having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony or (iv) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose any information pertaining to the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary.

    (d) "Change in Control" means the occurrence, following the grant of an Option, of any of the following events:

      (i) the acquisition by any person, entity or group (within the meaning of section 13(d)(3) of the Act, as amended) as beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the then outstanding securities of the Company; or

      (ii) a change, during any period of two consecutive years, of a majority of the Board as constituted at the beginning of such period, unless the election of each director who was not a director at the beginning of such period was approved by a vote of at least two-thirds of the directors then in office who were directors at the beginning of such period; or

      (iii) any other event constituting a change in control required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Act.

    (e) "Code" means the Internal Revenue Code of 1986, as amended.

    (f) "Committee" means the Compensation Committee of the Board, which shall consist of two or more members, each of whom shall be "disinterested persons" within the meaning of Rule 16b-3, as promulgated under the Act, or any other committee appointed by the Board to administer the Plan.

    (g) "Company" means The First American Financial Corporation, a California corporation, and any successor thereto.

    (h) "Disability" means total disability as determined in accordance with the terms of the long-term disability plan of the Company or any of its Subsidiaries in which the Participant is eligible to participate.

    (i) "Employee" means any officer or other key employee of the Company or any of its Subsidiaries.

    (j) "Fair Market Value" means, on any date, the average of the bid and asked for price of a share of Stock as reported on the New York Stock Exchange ("NYSE") (or on such other recognized market or quotation system on which shares of the Stock are traded or quoted at the relevant time) on such date. In the event that there are no Stock transactions reported on NYSE (or such other market or system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Stock transactions were so reported.

    (k) "Incentive Stock Option" means an Option that is an Incentive Stock Option within the requirements of section 422 of the Code.

    (l) "Nonstatutory Stock Option" means an Option that is not an Incentive Stock Option.

    (m) "Option" means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either
  (i) an Incentive Stock Option or (ii) a Nonstatutory Stock Option.

    (n) "Participant" means any Employee designated by the Committee to participate in the Plan.

    (o) "Plan" means The First American Financial Corporation 1996 Stock Option Plan, as in effect from time to time.

    (p) "Retirement" means termination of a Participant's employment on or after the date the Participant attains age 65.

    (q) "Stock" means the Common shares of the Company, par value $1.00 per share.

    (r) "Subsidiary" means any corporation or partnership in which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership.

  2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                                   SECTION 3

                         ELIGIBILITY AND PARTICIPATION

  Participants in the Plan shall be those Employees selected by the Committee to participate in the Plan.

                                   SECTION 4

                            POWERS OF THE COMMITTEE

  4.1 Power to Grant. The Committee shall determine the Participants to whom Options shall be granted and the terms and conditions of any and all such Options. The terms and conditions of each Option shall be determined by the Committee at the time of grant, and such terms and conditions shall not be subsequently changed in a manner that would be adverse to Participants without the consent of the Participant to whom such Option has been granted. The Committee may establish different terms and conditions for different Participants receiving Options and for each Option any Participant may receive, whether or not granted at different times.

  4.2 Substitute Options. The Committee shall have the right to grant Options in substitution for, or upon the cancellation of, Options previously granted, and such new Options may contain terms more favorable to the recipient than the Options they replace, including, without limitation, a lower exercise price (subject to Section 6.2).

  4.3 Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan with a view to carrying out its provisions and purposes. All determinations, decisions, interpretations and other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons.

                                   SECTION 5

                             STOCK SUBJECT TO PLAN

  5.1 Number. Subject to the provisions of Section 5.3, the number of shares of Stock subject to Options under the Plan may not exceed 1,250,000 shares. The shares to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock, not reserved for any other purpose.

  5.2 Canceled, Terminated, or Forfeited Options. Any shares of Stock subject to an Option that for any reason is canceled, terminated or otherwise settled without the issuance of any Stock shall again be available for Options subsequently granted under the Plan.

  5.3 Adjustment in Capitalization. In the event of any Stock dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock available for Options under Section 5.1 or subject to outstanding Options and the respective prices and/or performance criteria applicable to outstanding Options may be appropriately adjusted by the Committee, whose determination shall be conclusive.

                                   SECTION 6

                                 STOCK OPTIONS

  6.1 Grant of Options. Options may be granted to Participants at such time or times as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant, provided that no Participant may in the aggregate be granted Options representing more than 15 percent of the shares of Stock authorized for issuance pursuant to Section 5.1. Each Option shall be evidenced by an agreement between the Company and the Participant specifying the type of Option granted, the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

  6.2 Option Price. Nonstatutory Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price that is not less than the Fair Market Value on the date the Option is granted.

  6.3. Exercise of Options. Options awarded to a Participant under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions, including the performance of a minimum period of service or the satisfaction of performance goals, as the Committee may impose at the time of granting such Options, subject to the Committee's right to accelerate the exercisability of such Options in its discretion. Notwithstanding the foregoing, no Option shall be exercisable for more than 10 years after the date on which it is granted.

  6.4 Payment. The Committee shall establish procedures governing the exercise of Options, which shall require that written notice of exercise be given and that the Option price be paid in full in cash or cash equivalents, including by personal check, at the time of exercise. The Committee may, in its discretion, permit a Participant to make payment in Stock already owned by him or her, valued at its Fair Market Value on the date of exercise, as partial or full payment of the exercise price. As soon as practicable after receipt of a written exercise notice and full payment of the exercise price, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Stock.

  6.5 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to cause any Incentive Stock Option previously granted to fail to qualify for the federal income tax treatment afforded under Section 421 of the Code.

  6.6 Change in Control. Each outstanding Option shall become fully exercisable immediately upon the occurrence of a Change in Control.

                                   SECTION 7

                           TERMINATION OF EMPLOYMENT

  7.1 Termination of Employment Due to Retirement. Unless otherwise determined by the Committee, in the event a Participant's employment terminates by reason of Retirement, any Options granted to such Participant which are not then exercisable shall be cancelled and any Options granted to such Participant which are then exercisable and outstanding may be exercised at any time prior to the expiration of the term of the Options or within ninety (90) days (or such other period as the Committee shall determine at the time of grant) following the Participant's termination of employment, whichever period is shorter.

  7.2. Termination of Employment Due to Death or Disability. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment terminates by reason of death or Disability, any Options granted to such Participant which are then outstanding may be exercised by the Participant or the Participant's designated beneficiary, surviving spouse or estate, as applicable in accordance with Section 9.2, at any time prior to the expiration date of the term of the Options or within one year (or such other period as the Committee shall determine at the time of grant) following such termination of the Participant's employment, whichever period is shorter.

  7.3 Termination of Employment For Cause. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment is terminated for Cause, any Options granted to such Participant which are then outstanding (whether or not exercisable prior to the date of such termination) shall be forfeited.

  7.4 Termination of Employment for Any Other Reason. Unless otherwise determined by the Committee at or after the time of grant, in the event the employment of a Participant shall terminate for any reason other than one described in Sections 7.1, 7.2 or 7.3, any Options granted to such Participant which are not exercisable shall be cancelled, and any Options granted to such Participant which are exercisable and outstanding at the date of the Participant's termination of employment shall be exercisable at any time prior to the expiration of the term of such Options or the fifth day following the Participant's termination of employment, whichever period is shorter.

                                   SECTION 8

               AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

  The Board may at any time terminate or suspend the Plan, and from time to time may amend or modify the Plan. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Option theretofore granted under the Plan, without the consent of the Participant.

                                   SECTION 9

                           MISCELLANEOUS PROVISIONS

  9.1 Nontransferability of Options. No Options granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution to the Participant's designated beneficiary upon the Participant's death, provided, that the deceased Participant's beneficiary or the representative of his estate shall acknowledge and agree in writing, in a form prescribed by the Committee, to be bound by the provisions of the Plan as if such beneficiary or the estate were the Participant. All rights with respect to Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

  9.2 Beneficiary Designation. Each Participant may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in the event of the Participant's death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, or, if the Participant has no surviving spouse, then to or by the Participant's estate.

  9.3 No Guarantee of Employment or Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time or for any reason, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary or affiliate. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Options.

  9.4 Tax Withholding. Any federal, state, and local taxes, including FICA amounts, required by law to be withheld with respect to Stock received upon the exercise of an Option under the Plan or with respect to benefits earned and vested under any other compensation arrangement may, if not remitted by a Participant, be withheld from Stock otherwise issuable to such Participant or from such Participant's salary, wages or other amounts paid by the Company and reasonably available for withholding. Prior to issuing Stock or authorizing the issuance of Stock under this Plan, the Company may require such documents from any taxing authority, or may require such indemnities or surety bond from any Participant or beneficiary, as the Company shall reasonably consider necessary for its protection.

  9.5 Indemnification. The Company shall, through the purchase of insurance or otherwise, indemnify each member of the Board (or board of directors of any affiliate), each member of the Committee, and any other employees to whom any responsibility with respect to the Plan is allocated or delegated, from and against any and all claims, losses, damages, and expenses, including attorneys' fees, and any liability, including any amounts paid in settlement with the Company's approval, arising from the individual's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such person. The right of indemnity described in the preceding sentence shall be conditioned upon (i) the timely receipt of notice by the Company of any claim asserted against the individual, which notice, in the event of a lawsuit, shall be given within ten days after receipt by the individual of the complaint, and (ii) the receipt by the Company from the individual of an offer for the Company to participate in the settlement or defense of such claim.

  9.6 No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees in cash or property, in a manner differing from that authorized under the Plan.

  9.7 Requirements of Law. The granting of Options and the issuance of shares of Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

  9.8 Term of Plan. The Plan shall be effective upon its adoption by the Board and approval by the shareholders of the Company. The Plan shall continue in effect, unless sooner terminated pursuant to Section 8, until the tenth anniversary of the date on which it is adopted by the Board.

  9.9 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of California.

  9.10 No Impact On Benefits. Options granted under the Plan are not compensation for purposes of calculating an Employee's rights under any employee benefit plan.

                [LOGO of FIRST AMERICAN FINANCIAL CORPORATION]

   FIRST AMERICAN SQUARE  .  114 EAST FIFTH STREET, SANTA ANA, CA 92701-4642

                   [LOGO OF FIRST AMERICAN FINANCIAL CORP.]

                   THE FIRST AMERICAN FINANCIAL CORPORATION


                        ANNUAL MEETING OF SHAREHOLDERS
                             OF THE FIRST AMERICAN
                             FINANCIAL CORPORATION

                           Wednesday, April 24, 1996
                                   2:00 p.m.

                             At the main office of
                    First American Title Insurance Company
              114 East Fifth Street . Santa Ana, California 92701

                     -------------------------------------
                     Your Vote Is Important To The Company
                     -------------------------------------

Please complete, sign and return your proxy by tearing off the bottom portion of this sheet and returning it in the enclosed postpaid envelope.

                             FOLD AND DETACH HERE
--------------------------------------------------------------------------------

                   THE FIRST AMERICAN FINANCIAL CORPORATION
FIRST AMERICAN SQUARE . 114 E. FIFTH ST., SANTA ANA, CA 92701 . (714) 558-3211


              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of The First American Financial Corporation hereby appoints D.P. Kennedy, Parker S. Kennedy and Mark R Arnesen, and each of them, with power to each of substitution, to attend the annual meeting of the shareholders of said corporation to be held April 24, 1996, at 2:00 P.M. in the main office of First American Title Insurance Company, 114 East Fifth Street, Santa Ana, California, and any adjournments thereof; and thereat to vote the shares of the undersigned with respect to the election of directors and the approval of The First American Financial Corporation 1996 Stock Option Plan, as indicated on the reverse side hereof, with all powers which the undersigned would have if acting in person, including the right in their discretion to cumulate and distribute the aggregate cumulative votes in respect of such shares as they choose among those nominees as to whom the undersigned has not withheld authority; and with discretionary authority to act on such other matters as may properly come before said meeting or any adjournments or postponements thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED SPECIFICALLY ON THE PROPOSALS LISTED ON THE REVERSE SIDE HEREOF AS THERE SPECIFIED. WHERE NO SPECIFICATION IS MADE, SAID SHARES WILL BE VOTED FOR THE PROPOSALS.

                 (Continued and to be signed on reverse side)

                   [LOGO OF FIRST AMERICAN FINANCIAL CORP.]


                   THE FIRST AMERICAN FINANCIAL CORPORATION








--------------------------------------------------------------------------------
                          (Continued from other side)

The Board of Directors recommends a vote FOR items 1 and 2 listed below.



1. Election of Directors FOR [ ] all nominees listed below (except as marked to the contrary below) WITHHOLD AUTHORITY [ ] for all nominees listed below

    George L. Argyros, J. David Chatham, William G. Davis, James L. Doti, Lewis W. Douglas, Jr., Paul B. Fay, Jr., D.P. Kennedy, Parker S. Kennedy, Robert B. McLain, Anthony R. Moiso, R.J. Munzer, Frank O'Bryan,
    Roslyn B. Payne, and Virginia Ueberroth.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(s), WRITE THE NAME(s) OF SUCH NOMINEE(s) ON THE LINE BELOW.)

--------------------------------------------------------------------------------
2. Approval of the 1996 Stock Option Plan      [ ] FOR [ ] AGAINST [ ] ABSTAIN








----------------------  ------------------------  Dated................., 1996
Please sign exactly as name appears on stock certificate as shown hereon.

If shares are jointly held, this proxy should be signed by each such joint owner. Executors, administrators, guardians or others signing in a fiduciary capacity should state their full title as such. A proxy executed by a corporation should be signed in its name by its president or any vice president and attested to by its secretary or an assistant secretary; if otherwise executed, please furnish proof of authority.

PLEASE SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTPAID ENVELOPE.